Exhibit 5.9

February 27, 2018

Nutrien Ltd.

Suite 500, 122 - 1st Avenue South

Saskatoon, Saskatchewan, Canada S7K 7G3

Ladies and Gentlemen:

Re: Registration Statement on Form F-10

Reference is made to the Registration Statement on Form F-10 (the “Registration Statement”) filed by Nutrien Ltd. (the “Corporation”) under the Securities Act of 1933, as amended.

I, Craig Funk, B.Sc., M.Sc., P. Eng., P.Geo., a qualified person, am responsible for preparing or supervising the preparation of (1) the technical report entitled “National Instrument 43-101 Technical Report on Allan Potash Deposit (KL 112R A), Saskatchewan, Canada” dated effective December 31, 2017 (the “Allan Technical Report”); (2) the technical report entitled “National Instrument 43-101 Technical Report on Cory Potash Deposit (KL 103B), Saskatchewan, Canada” dated effective December 31, 2017 (the “Cory Technical Report”); (3) the technical report entitled “National Instrument 43-101 Technical Report on Lanigan Potash Deposit (KLSA 001B), Saskatchewan, Canada” dated effective December 31, 2017 (the “Lanigan Technical Report”); and (4) the technical report entitled “National Instrument 43-101 Technical Report on Rocanville Potash Deposit (KLSA 002B & KL 249), Saskatchewan, Canada” dated effective December 31, 2017 (the “Rocanville Technical Report”, together with the Allan Technical Report, the Cory Technical Report and the Lanigan Technical Report, the “Technical Reports”).

I hereby consent to the inclusion and incorporation by reference in the Registration Statement, including any amendments thereto and any documents incorporated by reference therein, of references to and information derived from the Technical Reports, and to the use of my name in the Registration Statement.

Yours truly,

/s/ Craig Funk, B.Sc., M.Sc., P. Eng., P.Geo.
Craig Funk, B.Sc., M.Sc., P. Eng., P.Geo.

Director, Earth Science - Engineering, Technology & Capital

Nutrien Ltd.